UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

October 18, 2006

(Date of earliest event reported)

HARBOR GLOBAL COMPANY LTD.

(Exact Name of Registrant as Specified in Charter)

Bermuda	000-30889	52-2256071
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

One Fanueil Hall Marketplace, Boston, MA 02109

(Address of principal executive offices, including zip code)

(617) 878-1600

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As discussed in Item 8.01 of this Current Report on Form 8-K, the Board of Directors of Harbor Global Company Ltd. (the “Company”) approved the Company continuing to operate its assets for an additional one year period or until October 24, 2007, unless and until certain events occur. As a result of that extension, and pursuant to the letter agreement (the “Letter Agreement”) dated August 18, 2006 between the Company and Calypso Management LLC (“Calypso”), which Letter Agreement was previously reported in the Company’s Current Report on Form 8-K dated and filed with the Securities and Exchange Commission on August 18, 2006, on October 18, 2006, Calypso and Mr. Stephen G. Kasnet entered into an amendment to the employment agreement between Calypso and Mr. Kasnet. Pursuant to that amendment, the term of Mr. Kasnet’s employment agreement with Calypso was extended until the earlier of (i) October 24, 2007, (ii) the date the Company is liquidated or (iii) the date of termination of the Amended and Restated Administration and Liquidation Agreement, effective as of July 10, 2003, by and between Calypso and the Company, as amended (the “Administration and Liquidation Agreement”), pursuant to Section 1 of the Amendment No. 2 to Amended and Restated Administration and Liquidation Agreement contemplated to be entered into between the Company and Calypso pursuant to the Agreement and Plan of Amalgamation (the “Transaction Agreement”), dated as of August 18, 2006, by and among the Company, Isvias Trading Limited, a company incorporated under the laws of the Republic of Cyprus (“Acquiror”), and Namredips Ltd. (“Newco”), a wholly owned subsidiary of Acquiror incorporated under the laws of Bermuda, subject to the Company and Calypso entering into such Amendment No. 2 (such earliest date, the “Termination Date”). Mr. Kasnet is the President and Chief Executive Officer of the Company and Calypso, and has a significant ownership interest in Calypso. Pursuant to the Administration and Liquidation Agreement, Calypso manages the Company’s liquidation and operates the Company’s assets pending their liquidation, and in consideration therefor, the Company compensates Calypso, and Calypso is entitled to compensation, in accordance with the terms of the Administration and Liquidation Agreement.

Item 8.01 Other Events

On October 18, 2006, the Board of Directors of the Company, pursuant to the Company’s memorandum of association, approved the Company continuing to operate its assets for an additional one year period or until October 24, 2007 (the “Extension”), unless and until the Company earlier distributes all of its assets to its shareholders to the extent permitted by the Companies Act 1981 of Bermuda, and subject to the consummation of the proposed amalgamation of the Company with Newco contemplated by and in accordance with the terms and conditions of the Transaction Agreement and the Amalgamation Agreement, dated as of August 18, 2006, between the Company and Newco.

In addition, pursuant to the Letter Agreement, as a result of the Extension, the term of the Administration and Liquidation Agreement was automatically extended until the Termination Date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2006	HARBOR GLOBAL COMPANY LTD.

	By:	/s/ Stephen G. Kasnet
Stephen G. Kasnet
President and Chief Executive Officer